EXHIBIT 99.1

Renegy Reports Fourth Quarter And Year End 2007 Financial Results and Announces Snowflake Biomass Plant Milestones

TEMPE, Ariz., March 31, 2008 (PRIME NEWSWIRE) -- Renegy Holdings, Inc. (Renegy) (Nasdaq:RNGY), a renewable energy company focused on acquiring, developing and operating a growing portfolio of biomass to electricity power generation facilities, today reported financial results for the fourth quarter and year ended December 31, 2007. The financial results for the fourth quarter of 2007 have been adjusted to reflect discontinued operations associated with the Company's sale of its SCR catalyst and management services business (SCR-Tech). Accordingly, the results for all periods presented herein include revenues comprised solely of sales from Renegy's fuel aggregation and wood products business, and reflect the Company's investment in completing construction of its biomass power plant near Snowflake, Arizona, which is scheduled to begin commercial operations during the second quarter of 2008.

Total revenues for the fourth quarter of 2007 were $91,000, compared with total revenues of $416,000 in the fourth quarter of 2006. Total costs and expenses for the quarter, including the cost of the Company's fuel aggregation and wood product operations, were $4,815,000, compared with $1,088,000 in the same quarter of the prior year. Costs and expenses during the fourth quarter of 2007 included several non-recurring, post merger-related corporate expenses totaling approximately $2,149,000 resulting from the October 1, 2007 combination of Catalytica Energy Systems, Inc. and the renewable energy divisions of NZ Legacy LLC to form Renegy. These expenses included $1,731,000 of stock compensation expense primarily related to the issuance of warrants, along with accounting and other professional fees, and employee retention bonuses.

Renegy also recorded various other non-cash charges during the fourth quarter of 2007 totaling $6,564,000. Included in this amount was a non-cash expense of $1,665,000 associated with a change in the fair value of derivative instruments. Additionally, while the Company realized an economic gain from its November 2007 sale of SCR-Tech, $4,899,000 was accounted for as a loss from discontinued operations, primarily due to the write-off of goodwill and other intangible assets attributed to the SCR-Tech business that were capitalized as part of the October 2007 merger.

The combination of increased costs and expenses along with non-cash charges during the most recent quarter resulted in a net loss of $11,561,000, or a loss of $1.84 per share, compared with a net loss of $926,000, or a loss of $0.25 per share, in the fourth quarter last year. On a comparative basis, Renegy's financial results during 2006 and through the first nine months of 2007 reflected its operations as a small, privately-held entity with no public company-related expenses and only nominal corporate overhead.

During the fourth quarter of 2007, the Company's cash, cash equivalents, restricted cash and short-term investments (collectively referred to as "cash") decreased by $4,080,000. Total cash consumption during the fourth quarter of 2007 included costs relating to construction of the Snowflake plant, the acquisition of an idle 13 megawatt biomass plant in Susanville, California, merger-related expenditures, and operating expenses, partially offset by net cash proceeds received from the sale of SCR-Tech. At December 31, 2007, the Company's cash position totaled $18,171,000.

"Our fourth quarter results included a number of non-operating expenses and merger-related costs, and as a result, do not provide a meaningful indication of our future performance," stated Bob Worsley, chairman and CEO of Renegy. "Now that many of these one-time items and merger-related expenses are behind us, we expect to see improvement and greater predictability in our financial performance during the coming year, particularly beginning in the third quarter when we anticipate recognizing our first quarter of significant electricity sales generated by our Snowflake plant. On that note, I am pleased to report that our Snowflake facility remains on schedule to begin commercial operations during the second quarter of 2008. We have now completed substantially all of the construction at the plant and have moved into full-scale start-up. In fact, we recently achieved several important milestones toward plant commissioning including a successful start-up of the boiler and completion of the steam blows. We are currently testing solid fuels in the boiler, beginning with the wood chips and then adding a fuel mix including paper sludge from the recycled newsprint mill adjacent to our plant. Within the next few weeks, we plan to energize the generator and begin sending test power to the grid. Based on our progress to date, the plant has the potential to be fully operational prior to our June 30, 2008 target."

Renegy is also reporting today that the final cost of its Snowflake facility is expected to exceed its original budget by approximately $13.5 million, as opposed to its prior estimate of $12.5 million. As previously announced, Renegy will pay a total of $8.0 million of this excess, which includes $2.0 million associated with cost overruns and $6.0 million relating to additional capital investments that are expected to further increase the efficiency, reliability and long-term operating performance of the plant. The balance of any costs in excess of the original budget will be paid by Mr. Worsley as previously contemplated by the Contribution and Merger Agreement. On March 5, 2008, Mr. Worsley deposited $5.0 million of cash into the Company as a part of this obligation. Additionally, to neutralize the impact of Renegy's $6.0 million additional investment in the Snowflake plant, the Company secured on March 28, 2007 a $6.2 million non-revolving line of credit from a financial institution, replacing a $6.0 million line previously provided by Mr. Worsley, from which the Company may draw, if needed, for any near-term cash needs.

2008 Outlook

Renegy projects its 2008 revenues will range from $10.0-$12.0 million, derived primarily from electricity sales generated by its Snowflake plant.

On Renegy's outlook for 2008, Worsley commented, "The coming year will mark an exciting transition in our business to the onset of commercial power generation and electricity sales. In addition to the impending start-up of our Snowflake plant, we look forward to the potential for commissioning our Susanville plant by year-end. While each of these plants is expected to be profitable once fully operational, as a result of our public company costs and related overhead, we do not anticipate the Company as a whole achieving profitability until we realize further growth in our portfolio of biomass facilities and can begin leveraging economies of scale across plant operations and fuel aggregation. To this end, we plan to focus in the coming year on securing growth opportunities to build a stronger business, including acquiring more plants and exploring locations for new greenfield projects. We have identified multiple operating biomass to electricity facilities in strategic fuel rich zones as prospective acquisition targets, each with the potential to rapidly grow our revenue and generating capacity and create additional value in the business."

Renegy expects that its cash position at December 31, 2007, combined with its debt capacity of $6.2 million and cash infusion from Mr. Worsley for payment of Snowflake plant cost overruns, will provide sufficient capital to pay for final construction costs of the Snowflake plant (including the cost overruns and additional capital investment noted above) and to fund the Company's operations as currently conducted through at least 2008. However, based upon its growth objectives, the Company plans to seek additional debt or equity financing in 2008 to fund the refurbishment of its Susanville biomass plant and other strategic opportunities.

The Company expects that any securities offered as part of any capital raising activities as described in this press release will not be registered under the Securities Act of 1933 and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy securities and is issued pursuant to Rule 135c under the Securities Act of 1933.

Renegy will host a conference call and webcast today, March 31, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results and its outlook for 2008. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.renegy.com. Alternatively, interested parties may access the call by dialing 1-866-543-6215 (1-706-679-1559 for international callers), using passcode 38614211. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through April 7, 2008. To access the replay, dial 1-800-642-1687 (1-706-645-9291 for international callers), using passcode 38614211.

About Renegy

Renegy, based in Tempe, Arizona, is a renewable energy company focused on acquiring, developing and operating a growing portfolio of biomass to electricity power generation facilities. Renegy seeks to rapidly grow its renewable energy assets with the goal of becoming the leading independent power producer (IPP) of biomass electricity in North America utilizing wood waste as a primary fuel source. Its first project is a 24 megawatt (MW) biomass facility under construction near Snowflake, Arizona. This facility is scheduled to begin supplying electrical power to Arizona's two leading utility companies during the second quarter of 2008, and serves as a solid foundation for the Company's growth. Renegy's other business activities include an established fuel aggregation and wood products division, which collects and transports forest thinning and woody waste biomass fuel to its power plants, and which sells logs, lumber, shaved wood products and other high value wood by-products to reduce the cost of fuel for its primary business operations. Find Renegy on the Worldwide Web at www.Renegy.com .

This news release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Renegy's financial outlook for 2008, including the Company's financial projections with respect to revenues, liquidity and capital resources; the prospects and timing associated with completing target milestones and commencing commercial operation of the Snowflake plant; the prospects and timing associated with commissioning its Susanville plant; the Company's growth strategy and future opportunities; and its ability to secure additional financing to fund strategic growth opportunities and other corporate purposes. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk of further cost overruns or delays associated with completing construction and commissioning of the Snowflake plant; the risk of delays in commissioning the Susanville plant resulting from the prospects and timing associated with securing necessary financing to refurbish the plant, obtaining any required construction, operation and environmental permits, identifying and securing necessary fuel sources at a cost-effective rate, entering into a power purchase agreement for the power output of the plant, and other activities necessary to restart and operate the plant; the risk that Renegy will not be able to secure additional financing, or financing on acceptable terms, to fund strategic growth opportunities and other corporate purposes; diversion of management's attention away from other business concerns; the risks associated with the development, generally, of the Company's overall strategic objectives; the existence of unanticipated technical, commercial or other setbacks related to the Company's power generating facilities, including construction delays and the ability of the Company to secure adequate fuel for its biomass plants; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

 Renegy Holdings, Inc.
 Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts)
 (unaudited)
                                                 Three Months Ended
                                                    December 31,
                                              ------------------------
                                                 2007          2006
                                             (Successor)  (Predecessor)
                                              ---------    -----------

 Total revenues                               $     91       $    416

 Costs and expenses:
    Cost of wood product operations                867            945
    General, administrative and development      3,948            143
                                              --------       --------
 Total costs and expenses                        4,815          1,088

    Operating loss                            $ (4,724)      $   (672)

 Interest income and expense, net                  157             37
 Other income and expense, net                    (137)           190
 Debt commitment fees                             (293)          (128)
 Change in fair value of derivative
  instruments                                   (1,665)          (353)
                                              --------       --------
    Loss from continuing operations           $ (6,662)      $   (926)

 Discontinued operations:
  Loss from disposal of discontinued
   operations, net of taxes                     (4,664)            --
  Loss from discontinued operations,
   net of taxes                                   (235)            --
                                              --------       --------
  Total loss from discontinued operations       (4,899)            --
                                              --------       --------
    Net loss                                  $(11,561)      $   (926)
                                              ========       ========
 Loss per common share:
    Loss from continuing operations
       Basic and diluted                      $  (1.06)      $  (0.25)
                                              ========       ========
    Loss from discontinued operations
       Basic and diluted                      $  (0.78)      $     --
                                              ========       ========
    Net loss
       Basic and diluted                      $  (1.84)      $  (0.25)
                                              ========       ========
 Weighted average shares used in
  computing loss per common share                6,281          3,774
                                              ========       ========

 Renegy Holdings, Inc.
 Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts)

 (unaudited)

                             Three Months   Nine Months
                                 Ended         Ended       Year Ended
                              December 31  September 30    December 31
                                 2007          2007           2006
                              (Successor)  (Predecessor)  (Predecessor)
                               ---------    -----------    -----------
 Revenues                      $      91     $      997    $     1,895

 Costs and expenses:
  Cost of wood product
   operations                        867          3,311          3,982
  Loss on sale or disposal
   of assets                          --             87            241
  General, administrative
   and development                 3,948            814            695
                               ---------     ----------    -----------
 Total costs and expenses          4,815          4,212          4,918

 Operating loss                $  (4,724)    $   (3,215)   $    (3,023)

 Other income (expense):
  Interest income and expense,
   net                               157              8           (125)
  Other income and expense, net     (137)          (110)           189
  Debt commitment fees              (293)          (890)          (316)
  Change in fair value of
   derivative instruments         (1,665)           588         (3,525)
                               ---------     ----------    -----------
    Loss from continuing
     operations                $  (6,662)    $   (3,619)   $    (6,800)

 Discontinued operations:
  Loss from disposal of
   discontinued operations,
   net of taxes                   (4,664)            --             --
  Loss from discontinued
   operations, net of taxes         (235)            --             --
                               ---------     ----------    -----------
   Total loss from discontinued
    operations                    (4,899)            --             --
                               ---------     ----------    -----------
 Net loss                      $ (11,561)    $   (3,619)   $    (6,800)
                               =========     ==========    ===========
 Loss per common share:
  Loss from continuing
  operations
   Basic and diluted           $   (1.06)    $    (0.96)   $     (1.80)
                               =========     ==========    ===========
  Loss from discontinued
  operations
   Basic and diluted           $   (0.78)    $       --    $        --
                               =========     ==========    ===========
  Net loss
   Basic and diluted           $   (1.84)    $    (0.96)   $     (1.80)
                               =========     ==========    ===========
 Weighted average shares used
  in computing loss per
  common share                     6,281          3,774          3,774
                               =========     ==========    ===========

 Renegy Holdings, Inc.
 Condensed Consolidated Balance Sheets
 (in thousands)
                                                         December 31,
                                                             2007
                                                         -----------
                                                         (unaudited)
 ASSETS:
  Cash, cash equivalents and short-term investments          $15,760
  Restricted cash                                              2,411
  Receivables                                                    864
  Inventory                                                    5,128
  Other current assets                                           362
                                                             -------
   Total current assets                                       24,525

  Property and equipment, net                                 60,799
  Deferred financing costs and other assets, net               2,843
                                                             -------
   Total assets                                              $88,167
                                                             =======

 LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued liabilities                   $ 5,859
  Current portion of long-term debt                              776
  Current portion of fair value of derivative instruments        389
                                                             -------
   Total current liabilities                                   7,024

  Long-term debt, net of current portion                      50,942
  Fair value of derivative instruments, net of
   current portion                                             4,213
                                                             -------
   Total liabilities                                          62,179

 Stockholders' equity                                         25,988
                                                             -------
   Total liabilities and stockholders' equity                $88,167
                                                             =======

CONTACT: Renegy Holdings, Inc.
         Megan Meloni, Investor Relations
         (650) 631-2847